Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Third Quarter 2025 Financial Results

NEW YORK, November 13, 2025 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights and Subsequent Activity

●	Total gross investment income of $15.1 million. Interest income accounted for $13.8 million, of which $1.9 million was related to one-time pre-payment premiums from early payoffs

●	Net investment income of $9.5 million, or $0.42 per weighted average share outstanding

●	Total investment portfolio of $311.4 million at fair value

●	Net asset value (“NAV”) per share was $13.27 on September 30, 2025

●	Board of Directors declared a dividend of $0.34 per share for the quarter ending December 31, 2025 payable on January 15, 2026 to shareholders of record on December 31, 2025

●	Funded eleven portfolio companies with $66.3 million in aggregate par value during the third quarter of 2025

●	Subsequent to quarter end, the Company funded a $5.0 million investment to a new borrower

●	As of September 30, 2025, there were 22,820,590 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “We are a highly differentiated BDC with a portfolio, strategy, platform, and credit quality that continue to stand out from the rest of the industry. At a time when borrower credit concerns, portfolio interest rate sensitivity, and dividend coverage issues are common concerns across the industry, Chicago Atlantic BDC has relied upon our platform’s originations and underwriting acumen to build a strong portfolio with no loans on non-accrual, low exposure to third party originators, and limited downside exposure to interest rate declines. With $66.7 million of gross originations during the quarter, another record for the Company, and another $5.0 million subsequent to quarter end, we were able to utilize a portion of our new credit facility while improving the diversification of the portfolio. By remaining under-levered through a patient approach compared with the rest of the industry, we have also reserved available liquidity to deploy over the balance of the year and into 2026 to take advantage of new opportunities.”

Portfolio and Investment Activity

●	As of September 30, 2025, the Company’s investment portfolio had an aggregate fair value of approximately $311.4 million across 37 portfolio companies.

●	During the quarter ended September 30, 2025, the Company funded eleven portfolio companies with an aggregate par value of $66.3 million, seven of which were in new borrowers. Subsequent to quarter end, the Company funded one investment to a new borrower with an aggregate par value of $5.0 million.

●	During the quarter ended September 30, 2025, the Company had principal amortization and repayments of $62.7 million, of which $0.5 million was receivable as of September 30, 2025.

●	As of September 30, 2025, there were no loans on non-accrual status.

Results of Operations

For the three months ended September 30, 2025, total investment income was approximately $15.1 million. For the three months ended September 30, 2025, the Company incurred net expenses of approximately $5.6 million, resulting in net investment income of approximately $9.5 million, or $0.42 per weighted average share, and a net increase in net assets from operations of approximately $8.8 million, or $0.39 per weighted average share.

Liquidity and Capital Resources

As of September 30, 2025, the Company had $99.5 million of liquidity including $10.5 million of cash and cash equivalents and $11 million of borrowings outstanding on its $100 million senior credit facility. As of November 12, 2025, the Company has $7.5 million outstanding on its senior credit facility and approximately $97.8 million of liquidity.

Net Asset Value

As of September 30, 2025, NAV per share was $13.27 compared with $13.23 as of June 30, 2025. The increase in NAV per share was primarily driven by growth in net assets. Total net assets as of September 30, 2025, were $302.9 million compared to $301.8 million as of June 30, 2025.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.34 per share for the quarter ending December 31, 2025 payable on January 15, 2026 to shareholders of record of December 31, 2025.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company’s third quarter 2025 financial results at 9:00 a.m. Eastern Time on Thursday, November 13, 2025. The number to call for the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on November 13, 2025.

Call Details – Chicago Atlantic BDC, Inc. Third Quarter 2025 Financial Results:

●	When: Thursday, November 13, 2025

●	Time: 9:00 a.m. ET

●	Webcast Live Stream: https://edge.media-server.com/mmc/p/d8dx2wpi

●	Replay: lien.chicagoatlantic.com

LIEN posted its Third Quarter 2025 Earnings Presentation on the Events and Presentations page of its website, lien.chicagoatlantic.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with its disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact

Tripp Sullivan

Lisa Kampf

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	September 30, 2025	June 30, 2025
	(Unaudited)	(Unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $310,270,261 and $305,718,723, respectively)	$311,393,482	$307,499,004
Cash and cash equivalents	10,462,366	13,829,354
Interest receivable	3,653,641	2,480,774
Prepaid expenses and other assets	1,074,337	1,423,572
Due from affiliates	669,753	6,517,715
Total assets	$327,253,579	$331,750,419

LIABILITIES
Revolving line of credit	$11,000,000	$5,000,000
Distributions payable	7,759,001	7,758,939
Income-based incentive fees payable	2,347,474	1,968,640
Management fee payable	1,399,845	1,345,331
Due to affiliates	985,882	724,306
Professional fees payable	477,094	629,000
Other payables	180,611	155,002
Capital gains incentive fees payable	167,594	299,006
Unearned interest income	15,499	126,136
Payable for investments purchased	-	11,760,000
Offering costs payable	-	92,615
Deferred financing costs payable	-	47,881
Total liabilities	$24,333,000	$29,906,856

Commitments and contingencies (Note 6)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,590 and 22,820,408 shares issued and outstanding, respectively	$228,206	$228,204
Additional paid-in-capital	303,154,218	303,152,264
Distributable earnings (Accumulated loss)	(461,845)	(1,536,905)
Total net assets	$302,920,579	$301,843,563
NET ASSET VALUE PER SHARE	$13.27	$13.23

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30, 2025	June 30, 2025
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$13,826,674	$11,906,066
Fee income	1,243,929	1,173,972
Total investment income	15,070,603	13,080,038

EXPENSES
Income-based incentive fees	2,347,473	1,968,637
Management fee	1,399,845	1,345,331
General and administrative expense	1,082,419	1,366,783
Interest expense	338,515	301,260
Professional fees	199,939	275,860
Legal expenses	103,733	313,139
Audit expense	153,750	153,750
Other expenses	157,903	169,717
Sub-administrator fees	154,939	128,805
Capital gains incentive fees	(131,412)	183,932
Excise tax expense	2,797	-
Transaction expenses related to the Loan Portfolio Acquisition	-	-
Total expenses	5,809,901	6,207,214
Waiver of General and administrative expense (Note 6)	-	-
Expense limitation agreement (Note 6)	(230,419)	(791,783)
Net expenses	5,579,482	5,415,431
NET INVESTMENT INCOME (LOSS)	9,491,121	7,664,607

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	-	-
Net realized gain (loss) from investments	-	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled non-affiliate investments	(657,060)	919,658
Net change in unrealized appreciation (depreciation) on investments	(657,060)	919,658
Net realized and unrealized gains (losses)	(657,060)	919,658

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,834,061	$8,584,265

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.42	$0.34
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.39	$0.38
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,568	22,820,405

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